UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 7, 2005
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                           ASTRATA GROUP INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

           000-32475                                       84-1408762
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    (Commission File Number)                   (IRS Employer Identification No.)

1801 Century Park East, Suite 1830, Los Angeles, California           90067-2320
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                  (Address of Principal Executive Offices)            (Zip Code)

                                 (310) 282-8646
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, If Changed Since Last Report)

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Item 1.01   Entry into a Material Definitive Agreement.

      On October 7, 2005, the Board of Directors (the "Board") of Astrata Group Incorporated (the "Company") approved, and the Company entered into, an indemnification agreement, the form of which is attached hereto as Exhibit 10.1, with each of the following directors and officers of the Company (each, an "Indemnitee"): Anthony J. Harrison, Martin Euler, Anthony J.A. Bryan, Paul Barril, Stefanie Powers, Trevor Venter and William Edward Corn. The Board may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company. The indemniication agreement are effective as of the date the respective individual was appointed

      Each of the indemnification agreements requires that the Company, to the fullest extent permitted by law, indemnify the Indemnitee, subject to specified limitations, against any and all liabilities and expenses actually incurred by or for the Indemnitee in connection with any proceeding in which he or she is involved by reason of his or her relationship with the Company. In addition, each of the indemnification agreements requires the Company to pay or reimburse expenses of the Indemnitee incurred by or for the Indemnitee in advance of the final disposition of any such proceeding, provided that the Indemnitee agrees to repay such amounts if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

      On October 7, 2005, the Board approved, and the Company entered into, an employment agreement with each of Anthony J. Harrison (the "Harrison Agreement"), in connection with Mr. Harrison's capacity as the Company's Executive Chairman of the Board, Trevor Venter (the "Venter Agreement"), in connection with Mr. Venter's capacity as the Company's Chief Executive Officer, and Martin Euler (collectively with the Harrison Agreement and the Venter Agreement, the "Employment Agreements"), in connection with Mr. Euler's capacity as the Company's Chief Financial Officer. Pursuant to the terms of the respective Employment Agreements, Mr. Harrison is entitled to receive an annual salary of (pound)140,000, Mr. Venter is entitled to receive an annual salary of (pound)110,000 and Mr. Euler is entitled to receive an annual salary of $215,000. Each of the Employment Agreements provides for an annual performance bonus of up to 100% of the employee's base salary, subject to the approval of the Compensation Committee of the Board. In addition, each of the Employment Agreements provides that in the event the employment relationship is terminated within six months of a change of control transaction of the Company, the employee will be entitled to a payment equal to 24 months' of the employee's salary.

      Each of the Employment Agreements also provides that the agreement may be terminated by the Company at any time without cause upon 30 days' written notice. If the agreement is terminated by the Company without cause, the employee shall be entitled to receive a severance payment equal to 24 months' of the employee's salary. Pursuant to each of the Harrison Agreement and the Venter Agreement, the employee may terminate the agreement at any time upon 180 days' written notice. Additionally, each of the Employment Agreements provides for confidentiality covenants by the employee for the benefit of the Company. Mr. Harrison, Mr. Venter and Mr. Euler are entitled to certain benefits, including paid vacation and health care, and are eligible to receive incentive equity grants as approved by the Compensation Committee.

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      A copy  of the  form  of each of the  Harrison  Agreement  and the  Venter
Agreement is attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

Item 8.01   Other Events.

      On October 7, 2005, the Board established the Compensation Committee of the Board. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Board appointed Anthony J. Harrison, Anthony J.A. Bryan and William Edward Corn to serve as the initial members of the Compensation Committee. The Board also approved and adopted a Compensation Committee Charter, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.            Financial Statements and Exhibits.

(d)   Exhibits

      Exhibit          Description of Exhibit

      10.1         Form of Indemnification Agreement.

      10.2 Form of Employment Agreement by and between Astrata Group Incorporated and Anthony J. Harrison.

      10.3 Form of Employment Agreement by and between Astrata Group Incorporated and Trevor Venter.

      99.1         Compensation Committee Charter.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 2005                   ASTRATA GROUP INCORPORATED

                                           By:      /s/ Martin Euler
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                                                    Martin Euler
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX

      Exhibit          Description of Exhibit

      10.1         Form of Indemnification Agreement.

      10.2 Form of Employment Agreement by and between Astrata Group Incorporated and Anthony J. Harrison.

      10.3 Form of Employment Agreement by and between Astrata Group Incorporated and Trevor Venter.

      99.1         Compensation Committee Charter.


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